                           TRANSFER AGENT AGREEMENT



     THIS AGREEMENT is made and entered into this 1st day of April, 1992, by and between STATE FARM MUNICIPAL BOND FUND, INC., a Maryland corporation (hereinafter referred to as the Fund) and State Farm Investment Management Corporation, a Delaware corporation (hereinafter referred to as the Transfer Agent).



                                  WITNESSETH:



     In consideration of the mutual covenants hereinafter contained, the parties to this AGREEMENT hereby agree as follows:



     1. The Fund hereby appoints the Transfer Agent as its transfer agent and dividend disbursing agent.



     2. The Transfer Agent hereby accepts appointment as the Fund's transfer agent and dividend disbursing agent.



     3. The Transfer Agent shall perform all of the usual and ordinary services as a transfer agent and dividend disbursing agent for no consideration. A listing of such services is included on Exhibit A which is attached to the Agreement and incorporated herein by this reference.



     4. The Transfer Agent shall perform such other extraordinary or unusual services as directed by the Fund in exchange for payment by the Fund in an amount to be mutually agreed upon in advance by the parties to this Agreement.



     5. This Agreement shall continue in effect until April 1, 1993, and from year to year thereafter, but only so long as such continuance is approved annually in a manner required by the Investment Company Act of 1940.

     IN WITNESS WHEREOF, the Fund and the Transfer Agent have caused this Agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written.



                              STATE FARM MUNICIPAL BOND FUND, INC.

                              By:   /s/ Edward B. Rust, Jr.
                                 --------------------------------------
                                    Its:  President


ATTEST: /s/ David R. Grimes
       ---------------------
        Its: Secretary



                              STATE FARM INVESTMENT MANAGEMENT CORP.

                              By:   /s/ Roger Joslin
                                 --------------------------------------
                                    Its:  Vice President & Treasurer


ATTEST: /s/ David R. Grimes
       ---------------------
        Its: Secretary

                                   EXHIBIT A


1.   Opening, maintaining and safeguarding all shareowner accounts;



2.   Changing names and addresses;



3. Receiving subsequent investment payments, and purchasing and crediting shares to proper accounts;



4. Preparing and mailing historical-type confirmations of each transaction (including initial purchase) to shareowners;



5.   Preparing and mailing annual record of investment to each shareowner;



6. Addressing, enclosing and mailing quarterly, semi-annual and annual reports to shareowners (provided they are of a size suitable for enclosing on an automatic enclosing machine);



7. Preparing annual shareowner meeting lists in duplicate on all accounts; preparing and mailing of proxies, notices and return envelopes; receiving and tabulating proxies and reporting total shares voted;



8. Preparing and mailing an annual statement of dividends paid for each shareowner account;



9. Preparing and filing all required tax returns and forms; expand to cover all 1099 reporting including recipient statements;



10. Effecting dividend orders or special payment instructions upon receipt of proper authorization;
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11.  Replacing dividend checks lost upon receipt of proper affidavits.



12. Effecting stock transfers; examining stock powers and certificates surrendered for transfer; passing on the validity of the transfer, endorsements and signature guarantees; checking stock transfers; cancelling surrendered certificates;



13. Issuing and delivering certificates withdrawn from a shareowner's account and receiving and redepositing certificates to a shareowner's account; and,



14. Payment of each dividend and/or capital gain distribution whether paid in cash or reinvested and mailing a check or confirmation to each shareowner;



15.  Furnishing transcripts of account to investors.